                                    EXHIBIT 1
                                    ---------

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
                  --------------------------------------------

Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Date: February 6, 1998

                      THE ROBINSON-HUMPHREY COMPANY, LLC



                      By: /s/ David C. Prince
                         --------------------------------------------
                         Name:  David C. Prince
                         Title:  General Counsel


                      SMITH BARNEY INC.



                      By: /s/ Howard M. Darmstadter
                         --------------------------------------------
                         Name:  Howard M. Darmstadter
                         Title:  Assistant Secretary



                      SALOMON SMITH BARNEY HOLDINGS INC.



                      By: /s/ Howard M. Darmstadter
                         --------------------------------------------
                         Name:  Howard M. Darmstadter
                         Title:  Assistant Secretary



                      TRAVELERS GROUP INC.



                      By: /s/ Charles J. Gallo, Jr.
                         --------------------------------------------
                         Name:  Charles J. Gallo, Jr.
                         Title: Assistant Controller